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Exhibit 32

CERTIFICATION OF CEO AND CFO PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of Warren Resources, Inc. (the "Company") on Form 10-K/A for the year ending December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the "report"), we, Norman F. Swanton and Timothy A. Larkin, Chairman and Chief Executive Officer and Executive Vice President, Chief Financial Officer and Principal Accounting Officer, respectively, of the registrant, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes- Oxley Act of 2002, that to our knowledge:

        (1)   The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

        (2)   The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

April 5, 2012

/s/ NORMAN F. SWANTON Norman F. Swanton Chairman and Chief Executive Officer
/s/ TIMOTHY A. LARKIN Timothy A. Larkin Executive Vice President, Chief Financial Officer and Principal Accounting Officer

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  Exhibit 32
CERTIFICATION OF CEO AND CFO PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002